UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2010

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 10, 2010, Dr Pepper Snapple Group, Inc. (the "Company") issued a press release announcing that as of 5:00 p.m., New York City time, on December 9, 2010, approximately $368 million in aggregate principal amount of its 6.82% Senior Notes due 2018 (2018 Notes) have been validly tendered and not withdrawn as part of its December 1, 2010 cash tender offer (Tender Offer).

The Company also announced that it has concluded that it is unlikely that the minimum tender condition with respect to its December 1, 2010 exchange offer (Exchange Offer) will be met so it has cancelled the Exchange Offer. As a result of the cancellation of the Exchange Offer, no 2018 Notes will be accepted for exchange and the Company will not issue any Exchange Notes or make any payment with respect to any 2018 Notes that were tendered in the Exchange Offer. All 2018 Notes tendered pursuant to the Exchange Offer will be promptly returned to their holders.

The Company has extended the deadline by which holders of 2018 Notes may participate in the Tender Offer in order to be eligible to receive the early participation premium to 5:00 p.m., New York City time, on December 14, 2010, unless further extended by the Company (Revised Early Participation Deadline). Previous Exchange Offer participants, as well as all other holders of 2018 Notes, may still tender their 2018 Notes in the Tender Offer. However, withdrawal rights for 2018 Notes tendered in the Tender Offer have not been extended and therefore expired at 5:00 p.m., New York City time, on December 9, 2010. Tenders submitted in the Tender Offer after 5:00 p.m., New York City time, on December 9, 2010 are irrevocable except in the limited circumstances where additional withdrawal rights are required by law.

The Tender Offer continues to be subject to certain other conditions specified in the Company’s offering memorandum dated December 1, 2010 and the related letter of transmittal.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Dr Pepper Snapple Group, Inc. Press Release dated December 10, 2010---"Dr Pepper Snapple Group Announces Preliminary Results of its Cash Tender Offer for its 6.82% Senior Notes due 2018--Company Cancels Debt Exchange Offer."

Forward-looking statements

This disclosure contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, plans, strategies, expectations and prospects. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, our other filings with the Securities and Exchange Commission, and the above-referenced offering memorandum. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

December 10, 2010	By:	James L. Baldwin, Jr.

Name: James L. Baldwin, Jr.
Title: Executive Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Dr Pepper Snapple Group, Inc. Press Release dated December 10, 2010---"Dr Pepper Snapple Group Announces Preliminary Results of its Cash Tender Offer for its 6.82% Senior Notes due 2018--Company Cancels Debt Exchange Offer."